Exhibit 99.1

FOR IMMEDIATE RELEASE
COMPANY CONTACT:	PRESS CONTACT:
Cheryl Sanclemente	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
csanclemente@wpcarey.com	gblawrence@rosslawpr.com

CAREY WATERMARK INVESTORS ACQUIRES HAMPTON INN BOSTON/BRAINTREE

New York – June 4, 2012  Carey Watermark Investors Incorporated (CWI) announced today that it has completed the acquisition of the Hampton Inn Boston/Braintree.  The 4-story, 103 room select-service hotel is located at 215 Wood Road in Braintree, Massachusetts.  The property’s amenities include 1,010 square feet of meeting space, fitness center, business center, indoor pool/whirlpool and guest laundry.  CWI’s investment in the property will be approximately $15.5 million inclusive of a $1.9 million renovation that will be completed in early 2013.  The hotel will be managed by StepStone Hospitality.

Located 10 miles south of the Boston Central Business District, the 1.91 acre site is proximate to the junction of Interstate 93, Route 24 and Route 3, three of Massachusetts’ most trafficked roadways. Braintree is part of the Route 128 South submarket and the property is within a 10 mile radius of numerous corporate headquarters including Stop & Shop Companies (Royal Ahold), Reebok, Dunkin Donuts, Haemonetics, and One Beacon Insurance.  Five million square feet of Class A office space is within five miles of the hotel, and South Shore Plaza, a regional mall with approximately 2.2 million square feet of shopping and dining, is located in close proximity.  Hampton Inn is one of the premier Hilton select service brands with 50% of the property’s business currently coming through Hilton distribution channels.

Commenting on the investment, Michael Medzigian, Chief Executive Officer of CWI, said, “Consistent with CWI’s strategy of leveraging our hospitality industry and asset management expertise to add value to our portfolio holdings, our plan for the property includes a full renovation of all guest rooms and public spaces.   The Hampton Inn Boston/Braintree’s competitive position in a market with high barriers to entry offers the potential to increase revenues and maximize value.  We look forward to working with StepStone Hospitality on the management of the property in order to capitalize on the opportunity for both current income and capital appreciation.”

Carey Watermark Investors

Carey Watermark Investors Incorporated is a publicly registered non-traded real estate investment trust (REIT) that was formed to make investments primarily in the lodging and lodging-related sectors. Affiliates of W. P. Carey & Co. LLC (NYSE: WPC) and Watermark Capital Partners, LLC advise the REIT and manage its overall portfolio.  www.careywatermark.com

StepStone Hospitality

StepStone Hospitality is a Rhode Island based hotel management company that manages urban, suburban and resort properties.  StepStone is approved to manage all major brands and also has extensive experience developing and managing independent hotels.  www.stepstonehospitality.com

Hampton Hotels
The Hampton brand, including Hampton Inn, Hampton Inn & Suites and Hampton by Hilton, is an award-winning leader in the mid-priced hotel segment.  With nearly 1,900 properties globally, Hampton Hotels is part of Hilton Worldwide, the leading global hospitality company.  All Hampton Hotels offer warm surroundings and a friendly service culture and personality, defined as “Hamptonality,” supported by its 100% Satisfaction Guarantee.  High-quality accommodations, in-room conveniences and the latest technology, combined with numerous locations and consistent offerings, have made Hampton a leader in its segment and one of the fastest growing hotel brands.  www.hampton.com, http://news.hampton.com, www.facebook.com/Hampton, http://twitter.com/Hampton or www.youtube.com/Hampton.

Forward-Looking Statements

Certain statements contained herein may be deemed to be forward-looking statements under federal securities laws and the company intends that such forward-looking statements be subject to the safe-harbor provisions created thereby. All forward-looking statements are qualified in their entirety by this cautionary statement and Carey Watermark Investors Incorporated and its related and affiliated companies assume no, and hereby disclaim any, obligation to update the forward-looking statements contained herein. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.